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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
Cornell Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

CORNELL COMPANIES, INC.
1700 West Loop South, Suite 1500
Houston, Texas 77027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Thursday, June 3, 2004

To the Stockholders of
Cornell Companies, Inc.:

        Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of Cornell Companies, Inc. (the "Company") will be held at the Houston Marriott West Loop, 1750 West Loop South, Houston, Texas 77027, at 10:00 a.m. Central time, on Thursday, June 3, 2004, for the following purposes:

  1.
  To elect six directors to the Board of Directors.

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for the 2004 fiscal year.

  3.
  To approve the Amendment to the 2000 Director Stock Plan.

  4.
  To approve the Amendment to the Employee Stock Purchase Plan.

  5.
  To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

        Stockholders of record at the close of business on April 16, 2004 will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, you are requested to mark, sign, date and mail promptly the enclosed proxy for which a return envelope is provided.

                      By Order of the Board of Directors

                      Vince Mouer, Secretary

Houston, Texas
April 29, 2004

        WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

CORNELL COMPANIES, INC.
1700 West Loop South, Suite 1500
Houston, Texas 77027

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

        This Proxy Statement and accompanying proxy card are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Cornell Companies, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders to be held on Thursday, June 3, 2004, at the Houston Marriott West Loop, 1750 West Loop South, Houston, Texas 77027, at 10:00 a.m., Central time, or at any adjournment or adjournments thereof (such meeting or adjournment(s) thereof referred to as the "Annual Meeting"). Copies of the Proxy Statement and the accompanying proxy card are being mailed to stockholders beginning on or about May 3, 2004.

        In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by regular employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their reasonable expenses. The cost of solicitation of proxies will be paid by the Company.

        A proxy received by the Board of Directors of the Company may be revoked by the stockholder giving the proxy at any time before it is exercised. A stockholder may revoke a proxy by notification in writing addressed to the Secretary of the Company at 1700 West Loop South, Suite 1500, Houston, Texas 77027. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote, or on which no specification has been indicated, will be voted FOR the election as directors of the nominees listed therein, FOR the ratification of PricewaterhouseCoopers LLP as the Company's independent public accountants, FOR the amendment to the 2000 Director Stock Plan, FOR the amendment to the Employee Stock Purchase Plan and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Information regarding the vote required for approval of particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

        The Board of Directors has fixed the close of business on April 16, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At that date there were outstanding 13,247,126 shares of common stock, par value $0.001 per share ("Common Stock"), of the Company and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on that date for each proposal to be presented at the Annual Meeting.

        The following table sets forth information with respect to the shares of Common Stock (the only outstanding class of voting securities of the Company) owned of record and beneficially as of April 16, 2004, unless otherwise specified, by (i) all persons known to possess voting or dispositive power over more than 5% of the Common Stock, (ii) each director and named executive officer, and (iii) all directors and executive officers of the Company as a group:

	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Barclays Global Investors, NA (2) 45 Fremont Street San Francisco, California 94105	476,919	3.6%
Caxton Associates, L.L.C. (3) Princeton Plaza, Building 2 731 Alexander Road Princeton, New Jersey 08540	701,000	5.3%
Dimensional Fund Advisors Inc. (4) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	923,800	7.0%
FleetBoston Financial Corporation (5) 100 Federal Street Boston, Massachusetts 02110	971,700	7.3%
JANA Partners LLC (6) 536 Pacific Avenue San Francisco, California 94133	688,100	5.2%
Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers) (7) World Financial Center, North Tower 250 Vesey Street New York, NY 10381	1,933,500	14.6%
Wellington Management Company, LLP (8) 75 State Street Boston, Massachusetts 02109	1,319,100	10.0%
Anthony R. Chase	36,586	*
John L. Hendrix	92,437	*
Thomas R. Jenkins	81,020	*
Arlene R. Lissner	22,042	*
Patrick N. Perrin	80,917	*
Harry J. Phillips, Jr.	180,000	1.3%
D. Stephen Slack	19,249	*
Tucker Taylor	55,514	*
Robert F. Vagt	15,500
Marcus A. Watts	35,800	*
Marvin H. Wiebe, Jr. (9)	16,222	*
All directors and executive officers as a group (11 persons)	635,287	4.8%

*
Less than 1.0%.

(1)
Shares of Common Stock listed include shares subject to stock options exercisable within 60 days (29,600 for Mr. Chase, 63,550 for Mr. Hendrix, 53,733 for Mr. Jenkins, 18,667 for Ms. Lissner,

  25,738 for Mr. Perrin, 90,000 for Mr. Phillips, 12,500 for Mr. Slack, 30,933 for Mr. Taylor, 12,500 for Mr. Vagt, 25,600 for Mr. Watts, 0 for Mr. Wiebe and 362,821 for all the above as a group).

(2)
Based on a filing made with the Securities and Exchange Commission (the "SEC") reflecting ownership of Common Stock as of December 31, 2003. The filing indicates sole voting and dispositive power with respect to the referenced shares of Common Stock.

(3)
Includes 615,951 shares owned by Caxton International Limited, 18,414 shares owned by Caxton Equity Growth LLC, 62,735 shares owned by Caxton Equity Growth (BVI) Ltd., and 3,900 shares owned by GDK, Inc. Based on a filing made with the SEC reflecting ownership of Common Stock as of March 1, 2004, Caxton Associates, L.L.C. is the trading advisor to GDK, Inc., Caxton International Limited and Caxton Equity Growth (BVI) Ltd., and the managing member of Caxton Equity Growth LLC and, as such, has voting and dispositive power of the shares identified above. Mr. Bruce S. Kovner, by reason of being Chairman of Caxton Associates, L.L.C. and the sole stockholder of Caxton Corporation, the manager and majority owner of Caxton Associates, L.L.C., may be deemed to be the beneficial owner of the shares identified above.

(4)
Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2003. The filing indicates sole voting and dispositive power with respect to the referenced shares of Common Stock.

(5)
Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2003. The filing indicates sole voting power for 819,300 shares of Common Stock and sole dispositive power for 971,700 shares of Common Stock.

(6)
Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2003. The filing indicates sole voting and dispositive power with respect to the referenced shares of Common Stock. JANA Partners LLC is a private money management firm that holds the shares of Common Stock in various accounts under its management and control. The principals of JANA Partners LLC are Barry Rosenstein and Gary Claar.

(7)
Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2003. The filing indicates shared voting power and shared dispositive power for the referenced shares of Common Stock. Merrill Lynch & Co., Inc. is a parent holding company. Merrill Lynch Investment Managers is an operating division of Merrill Lynch & Co., Inc. consisting of Merrill Lynch & Co., Inc.'s indirectly-owned asset management subsidiaries, including the following which own certain share of Common Stock: FAM d/b/a Mercury Advisors (Sub), Federated Investment Management Co, Fund Asset Management, L.P. and Merrill Lynch Investment Managers, L.P.

(8)
Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2003. The filing indicates shared voting power for 683,300 shares of Common Stock and shared dispositive power for 1,319,100 shares of Common Stock.

(9)
Mr. Wiebe served his last day as Senior Vice President on December 31, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors and executive officers during 2003 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

General

        Six directors are to be elected at the Annual Meeting. The persons named as proxy holders in the accompanying proxy intend to vote each properly signed and submitted proxy FOR the election as a director of each of the persons named as a nominee below under "Nominees for Director" unless authority to vote in the election of directors is withheld on such proxy. The directors will be elected to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. If, for any reason, at the time of the election one or more of the nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors. In accordance with the Company's Amended and Restated Bylaws, the directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. Stockholders do not have the right to cumulate votes with respect to voting for directors.

        The Company recommends voting "For" the nominees.

Nominees for Director

        The following table sets forth the name, age and principal position of each nominee for director:

Name	Age	Position
Anthony R. Chase	49	Director
Harry J. Phillips, Jr.	54	Director, Chairman of the Board and Chief Executive Officer
D. Stephen Slack	54	Director
Tucker Taylor	65	Director
Robert F. Vagt	58	Director
Marcus A. Watts	46	Director

        Anthony R. Chase has been a director of the Company since October 1999. Mr. Chase has served as Chairman and Chief Executive Officer of ChaseCom Limited Partnership since December 1998 and as President and Chief Executive Officer of Faith Broadcasting, L.P. since November 1993. Mr. Chase is also Chairman of the Board of the Telecom Opportunity Institute, a national, non-profit organization founded by ChaseCom Limited Partnership to increase career, education and job training opportunities in the telecommunications industry for people in historically underserved communities. Mr. Chase is a Professor of Law at the University of Houston Law Center. Mr. Chase is a director of Leap Wireless International, Inc., a nationwide provider of wireless phone service, a director of Northern Trust Bank of Texas, and a Member of the Council on Foreign Relations. Mr. Chase is also a director of the Federal Reserve Bank of Dallas.

        Harry J. Phillips, Jr. has been a director since January 2001. Mr. Phillips was named Chairman of the Board of Directors of the Company on February 6, 2002 and also served as Executive Chairman of the Company from April 16, 2002 until he was named Chief Executive Officer of the Company on August 25, 2003. Mr. Phillips is President of Timberlake Interests, Inc. and Phillips Investments, Inc. Mr. Phillips previously served as Chairman and Chief Executive Officer of American Ecology Corporation from 1992 to 1995. Mr. Phillips is a director of Conservatek Industries, Inc. and Aeriform, Inc.

        D. Stephen Slack has been a director since March 2003. Mr. Slack has been President and Chief Executive Officer of South Bay Resources, L.L.C., an energy exploration company, since March 2003. Mr. Slack was Chief Financial Officer and Principal of Andex Resources, LLC, an energy exploration and production company, from June 2000 to January 2003. From 1995 to 2000, Mr. Slack was Chief

Financial Officer of Inventory Management & Distribution Company, an independent manager of natural gas storage and transportation assets. Mr. Slack previously served as Chief Financial Officer of Pogo Producing Company.

        Tucker Taylor has been a director since October 1996. Mr. Taylor has been President of CBCA, Inc., a company that administers health benefits for self-insured employers, since July 2000. From 1992 to 1999, Mr. Taylor was Executive Vice President of Medical Care International and, after an acquisition, a Senior Vice President at Columbia/HCA. Mr. Taylor is also a director of SuperShuttle, a privately held ground transportation company, and Severn Healthcare, a healthcare provider.

        Robert F. Vagt has been a director since June 2003. Mr. Vagt has been the President of Davidson College since July 1997. Before assuming his position at Davidson College, Mr. Vagt served as President and CEO of Seagull Energy Corporation and also served as President, CEO and Chairman of Global Natural Resources.

        Marcus A. Watts has been a director since January 2001. Mr. Watts is a partner in the law firm of Locke Liddell & Sapp LLP where he has practiced corporate and securities law since 1984. Mr. Watts is a director of Aeriform, Inc. and serves on the board of various civic and charitable organizations.

Meetings and Committees of the Board of Directors

        The Board of Directors has an Audit Committee, Compensation Committee and a Nominating Committee.

        The Audit Committee in 2003 was composed of Anthony R. Chase, Peter A. Leidel, D. Stephen Slack and Tucker Taylor. Mr. Slack joined the Audit Committee in June 2003, at which time Mr. Leidel resigned his position on the Audit Committee. The Audit Committee held six meetings during the last fiscal year. The Audit Committee is responsible for, among other things, considering the appointment of the independent auditors for the Company, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with the independent auditors. Under the rules of the New York Stock Exchange, all of the members of the Audit Committee are independent. The Audit Committee is currently composed of Anthony R. Chase, D. Stephen Slack and Tucker Taylor. Mr. Slack is an "audit committee financial expert" for purposes of SEC requirements. The current charter for the Audit Committee is available through the Corporate Governance link on the Company's website at www.cornellcompanies.com, is attached hereto as Appendix A and is available to any stockholder upon request.

        The Compensation Committee, which in 2003 was composed of D. Stephen Slack, Tucker Taylor and Robert F. Vagt, met four times during the last fiscal year. Under the rules of the New York Stock Exchange, all of the members of the Compensation Committee are independent. The Compensation Committee recommends to the Board remuneration arrangements and compensation plans involving the Company's directors, executive officers and certain other employees whose compensation exceeds specified levels. The Compensation Committee also acts on the granting of stock options, including those under the Company's Amended and Restated 1996 Stock Option Plan (the "1996 Plan") and the 2000 Broad-Based Employee Plan (the "Broad-Based Plan"). The current charter for the Compensation Committee is available through the Corporate Governance link on the Company's website at www.cornellcompanies.com and will be available to any stockholder by request.

        The Nominating Committee in 2003 was composed of Anthony R. Chase, Peter A. Leidel, Robert F. Vagt and Marcus A. Watts. Mr. Vagt joined the Nominating Committee in June 2003, at which time Messrs. Leidel and Watts resigned their positions on the Nominating Committee. The Nominating Committee, which is currently composed of Anthony R. Chase and Robert F. Vagt, met three times during the last fiscal year. Under the rules of the New York Stock Exchange, all of the members of the Nominating Committee are independent. The Nominating Committee recommends candidates for the

Board of Directors. Nominees to the Board of Directors are selected based on a number of criteria, including their ability to bring the appropriate experience, qualities, skills, and diverse perspectives to make a constructive contribution to the Board, taking into account the Board's composition and its current and future needs. In carrying out its responsibilities, the Nominating Committee will consider candidates recommended by other directors, employees and stockholders. The Nominating Committee will consider nominations for directors by stockholders if made in accordance with the Company's bylaws. Such nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not less than ninety days prior to the first anniversary of the date of the previous year's annual meeting of stockholders. Any stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected); and (ii) as to the stockholder giving notice (A) the name and address, as they appear on the Company's books, of such stockholder and (B) the class and number of shares of the Company which are beneficially owned by such stockholder. The current charter for the Nominating Committee is available through the Corporate Governance link on the Company's website at www.cornellcompanies.com and will be available to any stockholder upon request.

        During 2003, the Board of Directors held six meetings and all members of the Board of Directors attended at least 75% of the total of all Board meetings and applicable committee meetings.

        Executive sessions of non-management directors are held regularly (at least four times a year) without management present to review the report of the independent auditor, the criteria upon which the performance of the Chief Executive Officer and other senior managers is based, the performance of the Chief Executive Officer against such criteria, the compensation of the Chief Executive Officer and other senior managers, and any other relevant matters. Meetings are held from time to time with the Chief Executive Officer for a general discussion of relevant subjects. The Board of Directors has designated Anthony R. Chase as the lead director to preside over executive sessions of non-management directors.

Independence

        The Board of Directors evaluates the independence of each director in accordance with applicable laws, regulations, listing standards and the Company's Corporate Governance Guidelines. The Board of Directors has determined that the following directors are "independent" as required by applicable laws and regulations, by the listing standards of the New York Stock Exchange and by the Board's Corporate Governance Guidelines: Anthony R. Chase, D. Stephen Slack, Tucker Taylor and Robert F. Vagt.

Director Compensation

        Mr. Phillips does not receive compensation for serving as a director. In June 2003, the compensation for outside directors was changed to be comprised of an annual fee of $35,000, a fee of $3,000 for attendance at each Board of Directors meeting and a fee of $2,000 for attendance at each committee meeting (unless held on the same day as a Board of Directors meeting). Additionally, committee members receive an annual retainer fee of $3,500. The Chairs of the Nominating Committee and Compensation Committee receive an additional $3,500 annual retainer fee and the Chairman of the Audit Committee receives an additional $7,500 annual retainer fee. In February 2000, the Board approved the payment of fees in cash or common stock of the Company, at the election of the director, subject to the provisions of the 2000 Director Stock Plan. In 2003, the directors eligible to participate in the 2000 Director Stock Plan received an aggregate of 14,805 shares of Common Stock of the Company pursuant to their elections to have director fees paid in shares of Common Stock.

        In June 2003, Messrs. Chase, Slack, Taylor, Vagt and Watts were each granted nonqualified options to purchase 5,000 shares of Common Stock under the 1996 Plan. These options vested 100% on the date of the grant with a term of 10 years and have a per share exercise price equal to the market value of a share of Common Stock on the date of grant. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof and for other expenses incurred in their capacity as directors. Messrs. Slack and Vagt were each granted nonqualified options to purchase 15,000 shares of Common Stock under the 1996 Plan in March and June 2003, respectively. These options vested 25% on the date of grant with the remainder vesting ratably over the next three years. These options have a term of ten years and have a per share exercise price equal to the market value of a share of Common Stock on the date of grant.

Corporate Governance Guidelines and Codes of Ethics

        The Board of Directors has adopted Corporate Governance Guidelines that address the practices of the Board and specify criteria for determining a director's independence. These criteria supplement the listing standards of the New York Stock Exchange and Securities and Exchange Commission rules. The Corporate Governance Guidelines also address business conduct and ethics for directors. The Code of Business Conduct is a code of ethics that applies to all directors and all employees, including the Chief Executive Officer, the Chief Financial Officer and the Controller. The Corporate Governance Guidelines and the Code of Business Conduct are available through the Corporate Governance link on the Company's website at www.cornellcompanies.com and are available to any stockholder upon request. The Board is strongly predisposed against any waivers of the ethical provisions of the Corporate Governance Guidelines or the Code of Business Conduct for a director or an executive officer. In the unlikely event of a waiver, the action will be promptly disclosed on the Company's website noted above. If the Corporate Governance Guidelines or the Code of Business Conduct are amended, the revised version will also be posted on the website noted above.

Charitable Contributions

        There were no contributions made to any charitable organization in which a director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million, or 2% of such organization's consolidated gross revenues in 2003.

Director Attendance at Annual Meetings

        It is the Company's policy that, to the extent possible, all nominees for director at the Annual Meeting attend the Annual Meeting. All of the nominees for director at the 2003 Annual Meeting attended the 2003 Annual Meeting.

Stockholder Communication with the Board of Directors

        The Board provides a process for stockholders to send communications to the Board or any of the directors. Stockholders may send written communications to the Board or any of the directors addressed to the Secretary of the Company, Cornell Companies, Inc., 1700 West Loop South, Suite 1500, Houston, Texas 77027. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.

Executive Officers and Other Key Employees

        The following table sets forth the names, ages and positions of the persons who are executive officers and other key employees of the Company as of April 16, 2004:

Name	Age	Position
Leslie A. Balonick	52	Senior Vice President, Mid-West Region
Luis A. Collazo	37	Vice President, Corporate Controller and Chief Accounting Officer
John C. Godlesky	57	Senior Vice President, Eastern Region
John L. Hendrix	55	Chief Financial Officer and Executive Vice President
Gary L. Henman	64	Senior Vice President, Adult Secure Institutions/Services
Thomas R. Jenkins	56	President and Chief Operating Officer
Vince Mouer	45	Corporate Counsel and Secretary
Patrick N. Perrin	43	Senior Vice President and Chief Administrative Officer
Harry J. Phillips, Jr.	54	Chief Executive Officer
Mark Thompson	47	Vice President, Western Region

        Leslie A. Balonick has been Senior Vice President, Mid-West Region since the Company acquired Interventions in November 1999. She previously served as Acting Clinical Director for BHS Consulting Corp. from September 1998 to November 1999 and as Director of Planning and Business Development from 1996 to August 1998. From 1991 to 1996, she served as Regional Manager for Interventions. Ms. Balonick serves as a member of the Women's Committee of the Illinois Department of Human Services, Office of Alcoholism and Substance Abuse Advisory Board and is a Clinically Certified Substance Abuse Counselor.

        Luis A. Collazo has been Corporate Controller and Chief Accounting Officer since November 1999, and a Vice President since December 2002. Prior to November 1999, Mr. Collazo served as Corporate Controller and Vice President of Accounting and Business Processes for IKON Document Services, a division of IKON Office Solutions from September 1993 to November 1999. Mr. Collazo is a Certified Public Accountant.

        John C. Godlesky has been Senior Vice President, Eastern Region, since November 1999 and Vice President, Juvenile since January 1999. He previously served as Director, Division of Residential Programs of The Abraxas Group, Inc. ("Abraxas") from June 1993 to December 1998, and was responsible for the overall development, direction and management of Abraxas' juvenile residential programs.

        John L. Hendrix has been Chief Financial Officer and Executive Vice President since September 1999. Mr. Hendrix previously served as Senior Vice President and Chief Financial Officer of GC Services from 1998 to August 1999. From 1996 to 1998, Mr. Hendrix served as Senior Vice President and Chief Financial Officer of APS Holding Corporation. Mr. Hendrix served as Senior Vice President and Chief Financial Officer at Kay-Bee Toy Stores in 1996 and held various senior financial positions at Kay-Bee Toy Stores since 1991. Mr. Hendrix is a Certified Public Accountant.

        Gary L. Henman has been Vice President, Adult Secure Institutions/Services since October 1998 and National Director of Quality Assurance since June 1998. He was previously an associate professor at Louisiana State University from 1997 to September 1998. From 1973 to 1997, Mr. Henman was with the Federal Bureau of Prisons ("FBOP"), progressing to Deputy Regional Director and Warden of five facilities, including the United States Penitentiaries at Leavenworth, Kansas and Marion, Illinois. Mr. Henman was Chairman of both the FBOP High Security Facility Task Force and the FBOP Task Force on Vocational Training.

        Thomas R. Jenkins has been President since May 1999 and Chief Operating Officer of the Company since January 1999. Mr. Jenkins previously served as Vice President, Juvenile since September 1997. From November 1995 through September 1997 he served as Vice President—Operations of Abraxas. From 1973 through November 1995, Mr. Jenkins served with the Department of Public Welfare, Commonwealth of Pennsylvania in various capacities ranging from Director of various juvenile facilities to Director of the Pennsylvania Child Welfare Services.

        Vince Mouer has been Corporate Counsel and Secretary of the Company since August 2003. Mr. Mouer came to the Company from ProTrader Group, L.P., where he served as General Counsel from May 2000 to March 2003. Prior to joining ProTrader, Mr. Mouer practiced corporate law as a shareholder in the firm of Kuperman, Orr, Mouer & Albers, P.C. from 1997 to May 2000.

        Patrick N. Perrin has been Vice President since June 2001 and Chief Administrative Officer since November 1998. Prior to November 1998, Mr. Perrin served as Corporate Director of Risk Management, Employee Benefits and Retirement Plans for Tracor, Inc. from November 1991 to October 1998.

        Harry J. Phillips, Jr. has been a director since January 2001. Mr. Phillips was named Chairman of the Board of Directors of the Company on February 6, 2002 and also served as Executive Chairman of the Company from April 16, 2002 until he was named Chief Executive Officer of the Company on August 25, 2003. Mr. Phillips is President of Timberlake Interests, Inc. and Phillips Investments, Inc. Mr. Phillips previously served as Chairman and Chief Executive Officer of American Ecology Corporation from 1992 to 1995. Mr. Phillips is a director of Conservatek Industries, Inc. and Aeriform, Inc.

        Mark K. Thompson has been Vice President, Western Region of the Company since June 2003. Prior to that, Mr. Thompson served as marketing director for the Company's Western Region and in other capacities. Mr. Thompson has worked for the Company since 1990.

Certain Relationships and Related Transactions

        In July 1996, the Company entered into a promissory note with David M. Cornell, the Company's founder and a director of the Company until October 2003. The promissory note bears interest at an annual rate of 6.63%, matures in June 2004 with no interim interest or principal payments, is full recourse and collateralized by shares of the Company's common stock. The note was repaid in total prior to December 31, 2003. The largest amount of indebtedness outstanding during 2003 was $836,935.

        In September 1997, in connection with the acquisition of Abraxas, the Company entered into a covenant not to compete agreement with Arlene R. Lissner, who was President and Chief Executive Officer of Abraxas at the time. Pursuant to the agreement, Ms. Lissner agreed for a period of twenty years not to: (i) engage in any business in competition with any business operation of the Company or its affiliates; (ii) request that any customer or supplier of the Company or any of its affiliates curtail or cancel its business with the Company or any such affiliate; or (iii) induce or attempt to influence any employee of the Company or any of its affiliates to terminate his or her employment with the Company or any such affiliate, or hire or retain the services of any such employee. In consideration of Ms. Lissner's agreements, the Company agreed to pay Ms. Lissner ten annual installments of $60,000 each beginning on January 2, 1998. Such payments may be accelerated upon the mutual agreement of Ms. Lissner and the Company.

        Effective as of September 1, 1999, the Company entered into a consultant agreement with David M. Cornell. As compensation for his services, the Company agreed to pay Mr. Cornell an annual salary of at least $255,000 for each of the first four years of the seven-year initial term of the consultant agreement and an annual salary of at least $180,000 for each of the last three years of the seven-year initial term. If the Company and Mr. Cornell agree to renew the consultant agreement for an additional three-year renewal term, the Company has agreed to pay Mr. Cornell an annual salary of at least $300,000 for each of the three years of the renewal term.

        As additional compensation for his services, the Company has agreed to pay Mr. Cornell an annual bonus, subject to certain limitations, equal to $75,000 during the first four years of the initial term and an annual bonus of $60,000 during the last three years of the initial term and during any renewal term. The Company has also agreed to grant Mr. Cornell options to purchase an aggregate of 120,000 shares of the Common Stock in four equal annual installments beginning on September 1, 2000. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant and vest at the time such options are granted. For the year ended December 31, 2003, Mr. Cornell accepted a $100,000 cash payment in lieu of receiving options to purchase 30,000 shares of Common Stock on September 30, 2003.

        Effective as of September 1, 1999, as part of the consultant agreement that the Company entered into with Mr. Cornell, Mr. Cornell agreed for a period of ten years not to: (i) within the United States, transact or take part in any competitive business (as defined in the consultant agreement) or render any service to any person or entity engaged in a competitive business; (ii) share in the earnings of, beneficially own any security issued by, or otherwise own any interest in any person or entity engaged in a competitive business within the United States; or (iii) hire or solicit the services of any person or entity employed or engaged to perform services for the Company or any of its affiliates, or cause any such person or entity to leave the employment or services of the Company or any of its affiliates. In consideration of Mr. Cornell's agreements, the Company agreed to pay Mr. Cornell $10,000 per month during the seven-year initial term of the consultant agreement.

        The Company maintains a key-man life insurance policy for Mr. Cornell and made payments related to this policy of approximately $223,000 for the year ended December 31, 2003.

        On January 1, 2004, the Company entered into an independent contractor agreement for consulting services with Marvin H. Wiebe, Jr. Mr. Wiebe agreed to provide consulting services for certain specified projects beginning January 1, 2004, and continuing until such projects are complete. The Company pays Mr. Wiebe compensation for such services based on the success of such projects.

        Mr. Watts, a director of the Company, is a partner in the law firm of Locke Liddell & Sapp LLP. The Company paid legal fees to LLS and LLS performed legal services for the Company in 2003.

Audit Committee Report

        The Audit Committee consists entirely of independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is available through the Corporate Governance link on the Company's website at www.cornellcompanies.com, is attached hereto as Appendix A and is available to any stockholder upon request. Management is responsible for our internal controls, preparation of our financial statements and the financial reporting processes. The independent public accountants are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and the independent public accountants. Management represented to the Audit Committee that our financial statements for the year ended December 31, 2003 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended; (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (4) discussed with the independent accountant its independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

                      The Audit Committee:
                      Anthony R. Chase
                      D. Stephen Slack
                      Tucker Taylor

Compensation Committee Report

        The Compensation Committee of the Board of Directors is responsible for all decisions regarding compensation for the Company's executive officers. The Compensation Committee is currently composed of D. Stephen Slack, Tucker Taylor and Robert F. Vagt, each an independent, non-employee director.

        The Company's executive compensation program is focused on stockholder value, the overall performance of the Company, success of the Company as affected by the executive's performance and the performance of the individual executive.

        The Compensation Committee's objective is to recommend to the Board of Directors competitive levels of compensation to the Company's executive officers that are integrated with the Company's annual long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. The compensation policies and programs approved by the Board of Directors generally consists of the following:

  (i)
  Recommend executive officer total compensation in relation to Company performance;

  (ii)
  Provide a competitive compensation program in order to attract, motivate, and retain qualified personnel;

  (iii)
  Provide a management tool for focusing and directing the energies of key executives toward achieving individual and corporate objectives; and

  (iv)
  Provide long-term incentive compensation in the form of annual stock option awards and performance-based stock option awards to link individual success to that of the Company.

        The Company's executive compensation consists of three key components: (i) base salary, (ii) annual incentive compensation in the form of cash bonuses and/or other arrangements, and (iii) stock options, each of which is intended to complement the others and, taken together, to satisfy the Company's compensation objectives. The Board of Directors' policies with respect to each of the three components are discussed below.

        Base Salary.    Each fiscal year the Board of Directors establishes the salary for the Chief Executive Officer. The Board of Directors approves an annual salary plan for the Chief Executive Officer and the Company's other executive officers based on the recommendation of the Compensation Committee. Many factors are included in determining base salaries, such as the responsibilities borne by the executive officer, the scope of the position, length of service with the Company and corporate and individual performance.

        Cash Bonuses.    The Board of Directors provides annual incentives to the Company's executive officers in the form of cash bonuses to the extent such bonuses are warranted by performance. These bonuses are discretionary and are based on (i) the relative success of the Company in attaining certain quantitative objectives and the individual's contribution to the achievement of those objectives, and (ii) certain subjective factors as recommended from time to time by the Compensation Committee. The Board of Directors did not award any cash bonuses in 2003.

        Stock Options.    The primary objective of the stock option program is to link the interests of the Company's executive officers and other selected employees to the stockholders. The Company's existing 1996 Plan authorizes the issuance of both incentive and non-qualified stock options to officers and key employees of the Company, and the Broad-Based Plan authorizes the issuance of non-qualified stock options to employees with prescribed limits of options that may be granted to executive officers. Subject to general limits prescribed by the 1996 Plan and the Broad-Based Plan, the Board of Directors has the authority to determine the individuals to whom stock options are awarded, the terms of the options and the number of shares subject to each option. The size of any particular stock option award is based upon position and the individual performance during the related evaluation period. In 2003, the Board of Directors granted options to the named executive officers as follows: 9,250 shares to Mr. Hendrix, 12,330 shares to Mr. Jenkins, 3,730 shares to Mr. Perrin, 0 shares to Mr. Phillips and 1,780 to Mr. Wiebe. Further information about these option grants is contained in the table titled "Option Grants in 2003."

        Chief Executive Officer's Compensation.    The Compensation Committee's recommendation for compensation of the Chief Executive Officer is derived from the same considerations addressed above. Mr. Phillips participates in the same executive compensation plans available to the other executive officers. During 2003, the annual base salary of Mr. Phillips was set at $420,000. The compensation level established for Mr. Phillips was consistent with the compensation levels of chief executive officers of similar-sized companies, reflecting Mr. Phillips's management expertise and recognizing his continued leadership of the Company.

        Submitted by the Compensation Committee of the Company's Board of Directors.

                      D. Stephen Slack
                      Tucker Taylor
                      Robert F. Vagt

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee of the Board are Messrs. Slack, Taylor and Vagt. None of these directors has at any time been an officer or employee of the Company and none of these directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

Executive Compensation

        The following table sets forth compensation information for the Chief Executive Officer and the four other most highly compensated executive officers (the "named executive officers") of the Company during the Company's fiscal years 2003, 2002 and 2001.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Securities Underlying Options	All Other Compensation(1)
		($)	($)	(#)	($)
Harry J. Phillips, Jr. (2) Chief Executive Officer	2003 2002 2001	394,500 180,000 —	— — —	— 125,000 —	6,937 5,412 —
Thomas R. Jenkins (3) President and Chief Operating Officer	2003 2002 2001	280,812 265,000 250,000	— — 80,000	12,330 15,000 —	7,263 6,884 5,952
John L. Hendrix Chief Financial Officer and Executive Vice President	2003 2002 2001	271,625 265,000 250,000	— — 65,000	9,250 15,000 —	6,143 5,590 4,802
Patrick N. Perrin Senior Vice President and Chief Administrative Officer	2003 2002 2001	164,000 160,000 150,000	— — 30,000	3,730 10,000 —	5,056 5,381 1,920
Marvin H. Wiebe (4) Senior Vice President	2003 2002 2001	153,438 153,239 148,250	— — —	1,780 — —	31,878 5,074 3,977

(1)
Amounts in 2003 for Messrs. Phillips, Jenkins, Hendrix, Perrin include (i) the Company's 401(k) matching contributions of $6,000, $6,082, $5,000 and $4,920, respectively, and (ii) group term life insurance premiums of $937, $1,181, $1,143 and $136, respectively. Amounts in 2003 for Mr. Wiebe include (i) the Company's 401(k) matching contribution of $4,603, (ii) group term life insurance premiums of $537 and (iii) payment for accrued, but unused, vacation hours in the amount of $26,738.

(2)
Mr. Phillips has served as Chief Executive Officer since August 25, 2003.

(3)
Mr. Jenkins has served as President since September 18, 2002.

(4)
Mr. Wiebe served his last day as Senior Vice President on December 31, 2003.

        The following table presents information regarding options granted to each of the named executive officers in 2003.

OPTION GRANTS IN 2003

		Percentage of Total Options Granted to Employees in 2003
	Number of Securities Underlying Options Granted				Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(1)
Name			Exercise Price Per Share	Expiration Date
					5%	10%
Harry J. Phillips, Jr.	—	—	$—	—	$—	$—
Thomas R. Jenkins	12,330	5.72%	$8.40	3/12/2013	$65,136	$165,067
John L. Hendrix	9,250	4.29%	$8.40	3/12/2013	$48,865	$123,834
Patrick N. Perrin	3,730	1.73%	$8.40	3/12/2013	$19,705	$49,935
Marvin H. Wiebe	1,780.83%		$8.40	3/12/2013	$9,403	$23,830

(1)
The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

        The following table presents information regarding options exercised in 2003 and the value of options outstanding at December 31, 2003 for each of the named executive officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name	Number of Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable(2)	Exercisable	Unexercisable(2)
Harry J. Phillips, Jr.	—	$—	61,250	78,750	$276,038	$305,513
Thomas R. Jenkins	—	$—	49,499	26,165	$266,047	$119,766
John L. Hendrix	—	$—	59,625	34,625	$488,631	$198,184
Patrick N. Perrin	—	$—	23,365	12,865	$54,916	$45,541
Marvin H. Wiebe	26,222	$148,818	10,890	12,113	$37,423	$101,751

(1)
The excess, if any, of the market value of Common Stock at December 31, 2003 ($13.65) over the option exercise price(s).

(2)
All of these options become immediately exercisable upon a change in control of the Company.

        The following table summarizes as of December 31, 2003, certain information regarding equity compensation to our employees, officers, directors, and other persons under the Company's plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Stock Options and Warrants (Column A)	Weighted-average Exercise Price of Outstanding Stock Options and Warrants	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity compensation plans approved by security holders	766,294	$10.33	522,827	(1)
Equity compensation plans not approved by security holders	438,262	$7.93	213,472	(2)

Total	1,204,556	$9.45	736,299

(1)
Includes 61,161 shares issuable pursuant to the Company's Employee Stock Purchase Plan and 44,569 shares issuable pursuant to the Company's 2000 Director Stock Plan. Also includes 417,097 shares issuable pursuant to the Company's Amended and Restated 1996 Stock Option Plan. The total number of shares issuable pursuant to the Company's Amended and Restated 1996 Stock Option Plan is equal to the greater of 1,500,000 shares or 15.0% of the number of shares issued and outstanding immediately after the grant of any option under the Plan.

(2)
Includes 100,000 shares issuable pursuant to the Company's Deferred Compensation Plan and 113,472 shares issuable pursuant to the Company's 2000 Broad-Based Employee Plan. The number of shares issuable pursuant to the Company's 2000 Broad-Based Plan is equal to the greater of 400,000 shares or 4.0% of the shares issued and outstanding immediately after the grant of any option under the Plan.

Performance Graph

        The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total returns of the Russell 2000 Stock Index and the Company's peer group. The graph assumes that the value of the investment in the Common Stock and each index was $100 as of December 31, 1998 and that all dividends were reinvested on a quarterly basis.

Source: CTA Public Relations www.ctapr.com (303) 665-4200. Data from Bridge Information Systems, Inc.

Severance Agreements

        In December 1999, the Company entered into severance agreements with John L. Hendrix, Thomas R. Jenkins, Arlene R. Lissner and Patrick N. Perrin. If a listed officer's employment with the Company is terminated for any reason within a year after a change in control (as defined in the severance agreements), the Company has agreed that all stock options, restricted stock awards and similar awards granted to the terminated officer by the Company prior to the termination date will vest immediately on the termination date. In addition, the Company has agreed to make the following severance payments upon such a termination:

  (i)
  with respect to each of Mr. Hendrix and Mr. Jenkins, a payment equal to two times the sum of (a) his highest annual base salary as of the termination date and the change in control date and (b) the average bonus paid to him by the Company or its affiliates in respect of the two most recent full fiscal years (or one year if not employed for two years) ending on or prior to the termination date; and

  (ii)
  with respect to Ms. Lissner and Mr. Perrin, a payment equal to the sum of (a) his or her highest annual base salary as of the termination date and the change in control date and (b) the average bonus paid to him or her by the Company or its affiliates in respect of the two most recent full fiscal years (or one year if not employed for two years) ending on or prior to the termination date.

        The Company has agreed to pay the severance amounts in a lump sum in cash (i) on the termination date if the Company terminates the officer and (ii) within thirty days after the termination date if the officer's employment is terminated by the officer or upon the officer's death or retirement.

        In December 2003, the Company entered into a severance agreement with Marvin H. Wiebe, Jr. Pursuant to the agreement, the Company will continue to pay Mr. Wiebe at a biweekly rate of $3,846.15 from January 1, 2004 through June 30, 2004. After that time, Mr. Wiebe will provide consulting services to the Company pursuant to the independent contractor agreement described under "Certain Relationships and Related Transactions."

Audit Fees and other Information about Accountants

        On May 30, 2002, upon the recommendation of the Company's Audit Committee, the Board of Directors approved the dismissal of Arthur Andersen LLP ("Arthur Andersen") as the Company's independent auditors and the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") to serve as the Company's independent auditors for the year ending December 31, 2002. The change in auditors was effective immediately.

        Arthur Andersen's reports on the Company's consolidated financial statements as of and for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

        In connection with the audits of the two fiscal years ended December 31, 2001 and through May 30, 2002 there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided Arthur Andersen with a copy of the foregoing disclosures. Arthur Andersen provided the Company with a letter, dated May 31, 2002, stating its agreement with such statements.

        During the two fiscal years ended December 31, 2001 and through May 30, 2002 the Company did not consult PricewaterhouseCoopers with respect to the application of generally accepted accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees

        Fees for audit services totaled $302,000 in 2003 and $245,350 in 2002, including fees associated with the annual audit and the reviews of the Company's quarterly reports on Form 10-Q.

Audit Related Fees

        Fees for audit related services totaled $174,875 in 2003 and $89,225 in 2002. Audit related services principally include preparation of comfort letters and consultations regarding financings and consultations regarding various financial reporting matters.

Tax

        There were no fees paid to PricewaterhouseCoopers for tax services in 2003 or 2002.

All Other Fees

        There were no other fees paid to PricewaterhouseCoopers in 2003 or to Arthur Andersen in 2002.

        The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers is compatible with maintaining auditor independence and has determined that auditor independence has not been compromised.

Pre-approval Policies and Procedures

        The Audit Committee Charter provides that the Audit Committee is responsible for pre-approving all audit services and permitted non-audit services to be performed for the Company by the independent auditor. All of the fees paid to the independent auditors in 2003 were pre-approved by the Audit Committee. The Audit Committee is in the process of adopting specific policies and procedures for advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy will provide for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee will delegate to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting. The pre-approval policies and procedures will be set forth in the charter for the Audit Committee, which will be available through the Corporate Governance link on the Company's website at www.cornellcompanies.com and will be available to any stockholder upon request.

PROPOSAL NO. 2—APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of PricewaterhouseCoopers LLP as independent public accountants to conduct an audit of the Company's financial statements for the year ending December 31, 2004. This firm has acted as independent public accountants for the Company since May 30, 2002.

        Members of PricewaterhouseCoopers LLP will attend the Annual Meeting and will be available to respond to questions that may be asked by stockholders. Such members will also have an opportunity to make a statement at the Annual Meeting if they desire to do so.

        The Board of Directors recommends that stockholders approve the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants. In accordance with the Company's Amended and Restated Bylaws, approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted on the matter. Accordingly, abstentions and broker non-votes applicable to shares of Common Stock present at the Annual Meeting will not be included in the tabulation of votes cast on this proposal.

        The Company recommends voting "For" Proposal No. 2.

PROPOSAL NO. 3—AMENDMENT TO 2000 DIRECTORS STOCK PLAN

        The 2000 Director Stock Plan (the "2000 Plan") was initially adopted in 2000 to enable the Company to pay all or part of the compensation of its directors in shares of Common Stock. An aggregate of 100,000 shares of Common Stock were reserved for issuance pursuant thereto. As of April 16, 2004, there were 44,569 shares of Common Stock available for issuance under the 2000 Plan. In the opinion of the Board of Directors, it is appropriate to amend the 2000 Plan to increase such number of shares available for issuance. In view of the foregoing, the Board of Directors of the Company has approved an amendment to the 2000 Plan (the "2000 Plan Amendment") which establishes the maximum number of shares of Common Stock that may be issued under the 2000 Plan to be increased by 100,000 to 200,000 shares of Common Stock. The Board of Directors has directed that such 2000 Plan Amendment be submitted to the stockholders for approval. If Proposal No. 3 is approved by a majority of the outstanding shares of Common Stock, Section 9(a) of the 2000 Plan shall be amended to read as follows:

  (a)
  Subject to adjustment as provided in Section 9(b) hereof, the aggregate number of shares of Stock which may be issued under the Plan shall not exceed 200,000 shares. Shares of Stock to be issued under the Plan shall be made available, at the sole discretion of the Board, either from authorized but unissued shares of Stock or from issued shares of Stock reacquired by the Company and held in treasury.

        The approval of the 2000 Plan Amendment requires the affirmative vote of a majority of the shares of Common Stock voted on the matter. Accordingly, abstentions and broker non-votes applicable to shares at the Annual Meeting will not be included in the tabulation of votes cast on this proposal.

Description of the 2000 Plan

General

        The 2000 Plan provides each director the right to elect to have any part or all of his director fees paid in the form of Common Stock. Each member of the Board of Directors of the Company or any of its subsidiaries is eligible for participation in the 2000 Plan. Directors who are also employees do not receive compensation for serving as directors. The shares of Common Stock issued under the 2000 Plan will be either authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company and held in treasury.

        Shares of Common Stock issued in lieu of director fees will be issued as soon as reasonably practicable following the end of the second and fourth calendar quarters, and the number of shares will be based on the average of the closing sales prices for the Common Stock as published in The Wall Street Journal for the last trading day of each month in such calendar quarter. The 2000 Plan became effective February 25, 2000 and will remain in effect until terminated by the Board of Directors or the stockholders of the Company.

Elections

        Prior to January 1 of each year in which director fees are to be earned or, in the case of an individual who becomes a director during a calendar year, on or prior to the date of his or her election as a director, each director shall make a written election specifying the portion of his or her director fees to be paid in shares of Common Stock. The election will be irrevocable until the next annual election of directors. In 2003, the directors eligible to participate in the 2000 Plan received an aggregate of 14,805 shares of Common Stock of the Company pursuant to their elections to have their director fees paid in shares of Common Stock. The amount of shares of Common Stock the outside directors as a group will be eligible to receive in 2004 is not determinable.

Vesting

        All shares of Common Stock issued pursuant to the 2000 Plan will be restricted and will vest six months after the date on which the fees related to such shares of Common Stock were earned.

        In the event of a Change of Control of the Company, all restrictions with respect to the shares of Common Stock issued pursuant to the 2000 Plan will lapse. For purposes of the 2000 Plan, a Change of Control will be deemed to occur at such time as (1) the Company merges with or into, consolidates with, or sells or otherwise transfers all or substantially all of its assets to another entity or (2) a single person or entity and/or group of entities acting in concert acquires all or substantially all of the Company's outstanding Common Stock.

Administration

        Subject to the terms of the 2000 Plan and the requirements of applicable law, the Compensation Committee of the Board of Directors will interpret and administer the 2000 Plan. Decisions of the Compensation Committee will be final, conclusive and binding on all parties.

Adjustments

        The Compensation Committee may adjust the number of shares of Common Stock subject to the 2000 Plan to recognize the effect that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation or any other corporate transaction or event having an effect similar to any of the foregoing.

Tax Treatment

  Cash Payment

        A director will recognize ordinary income equal to the amount of director fees received in cash during a calendar year.

  Stock Election

        A director who elects to receive payment of director fees in Common Stock should recognize ordinary income upon receipt of the Common Stock in an amount equal to the fair market value of the shares received on the date of receipt. Upon disposition of any shares acquired under the 2000 Plan, a director will recognize capital gain or loss, which will be long-term or short-term depending upon whether or not the director held such shares for more than one year, equal to the difference between the amount realized upon the disposition and the director's basis in the shares.

  The Company

        The Company will be entitled to a Federal income tax deduction equal to the amount of ordinary income recognized by the director, at the same time the director is required to recognize the ordinary income.

Amendment of the 2000 Plan

        The Board of Directors may from time to time amend the 2000 Plan. However, no amendment may without stockholder approval (1) materially increase the benefits accruing to participants under the 2000 Plan, (2) materially increase the number of shares of Common Stock that may be issued under the 2000 Plan, or (3) materially modify the requirements as to eligibility for participation in the 2000 Plan. In addition, the 2000 Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

        The Company recommends voting "For" Proposal No. 3.

PROPOSAL NO. 4—AMENDMENT TO CORNELL EMPLOYEE STOCK PURCHASE PLAN

        The Employee Stock Purchase Plan (the "Purchase Plan") was initially adopted in 1999 to enable the Company to encourage employees of the Company and its participating subsidiary corporations to acquire an ownership interest in the Company through the purchase of shares of Common Stock of the Company. An aggregate of 250,000 shares of Common Stock were reserved for sale pursuant thereto. As of April 16, 2004, there were 20,948 shares of Common Stock available for sale under the Purchase Plan. In the opinion of the Board of Directors, it is appropriate to consider amending the Purchase Plan to increase such number of shares available for sale. In view of the foregoing, the Board of Directors of the Company has approved an amendment to the Purchase Plan (the "Purchase Plan Amendment") which establishes the maximum number of shares of Common Stock that may be sold under the Employee Stock Purchase Plan to be increased by 200,000 shares to 450,000 shares of Common Stock. The Board of Directors has directed that such Purchase Plan Amendment be submitted to the stockholders for approval. If Proposal No. 4 is approved by a majority of the outstanding shares of Common Stock, Section 8.1 of the Purchase Plan shall be amended to read as follows:

      8.1 The Shares to be sold to Participants under the Plan may, at the election of the Company, be either treasury Shares, Shares originally issued for such purpose, Shares purchased on the market or Shares from a combination of such sources. The maximum number of Shares that shall be made available for sale under the Plan shall be 450,000 Shares, subject to adjustment upon changes in capitalization of the Company or other events, as provided in Article XIII. If the total number of Shares for which options are granted or to be granted on any Commencement Date exceeds the number of Shares then available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding), then, not later than the Corresponding Exercise Date, the Plan Administrator shall make a pro rata allocation of the Shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable taking into account the amount each Participant elected to defer under Section 3.2. All excess options shall lapse and may not be exercised at any time. In such event, payroll deductions to be made shall be reduced accordingly and the Plan Administrator shall give written notice of such reduction to each Participant affected thereby and, if necessary, excess payroll deductions previously credited to the Participants' accounts shall be returned to such Participants without interest or earnings. Notwithstanding the foregoing, if stockholder approval for the requisite number of additional Shares is obtained within twelve (12) months of the date that the excess options are granted, no such adjustments to the number of options previously granted shall be required.

        The approval of the Purchase Plan Amendment requires the affirmative vote of a majority of the shares of Common Stock voted on the matter. Accordingly, abstentions and broker non-votes applicable to shares at the Annual Meeting will not be included in the tabulation of votes cast on this proposal.

Description of the Purchase Plan

General

        The Purchase Plan provides employees of the Company a grant of rights to purchase stock of the Company so that employees of the Company are encouraged to acquire an ownership interest in the Company in order to align both investor and employee purposes with the financial success of the Company. The Purchase Plan became effective on July 1, 1999 and, unless terminated earlier by the Board of Directors, will terminate on a date when participating employees (the "Participants") have purchased all the Company's Common Stock (the "Shares") available under the Purchase Plan (the "Term of the Purchase Plan"). To determine when rights of employees accrue under the Purchase Plan, each January 1st during the Term of the Purchase Plan will serve as a given Commencement Date of the Purchase Plan, with July 1, 1999 serving as the initial Commencement Date. The Purchase Plan is not subject to the Employee Retirement Income Security Act of 1974. The Purchase Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

Administration

        The chief administrative officer of the Company (the "Plan Administrator") will administer the Purchase Plan and enforce its terms and provisions. To do so, the Plan Administrator will adopt rules of procedures and regulations necessary for the administration of the Purchase Plan, provided the rules are not inconsistent with the provisions of the Purchase Plan. Subject to the terms of the Purchase Plan and the requirements of applicable law, the Plan Administrator will have full authority to interpret and apply the terms of the Purchase Plan, including the power to determine the rights of Participants. Such rights include, but are not limited to, rights of eligibility of an employee to participate in the Purchase Plan. Furthermore, the Plan Administrator will maintain records that disclose all required information about the Purchase Plan.

Rights to Purchase Stock

        Generally, all employees of the Company who are employed before a given Commencement Date will be eligible to participate in the Purchase Plan. Employees who are not eligible, or become ineligible, may not participate in the Purchase Plan. An eligible employee may elect to enroll and become a Participant in the Purchase Plan as of the first Commencement Date on which such employee qualifies, or on any later Commencement Date on which such employee continues to be eligible.

        To enroll in the Purchase Plan, an eligible employee must complete and file a payroll deduction authorization on a form provided by the Plan Administrator. Thereafter, the Company will maintain a payroll deduction account for each Participant. Each Participant will have a separate payroll deduction account established for each period (the "Offering Period") from a given Commencement Date, usually

January 1st, to approximately December 31st (the "Corresponding Exercise Date"). Therefore, each Offering Period will generally be approximately one year, with each Participant having a separate payroll deduction account each year. Payroll deductions made for Participants will be credited to their accounts under the Purchase Plan.

        With respect to any offering made under the Purchase Plan, a Participant may authorize a payroll deduction of any whole percentage, up to a maximum of ten percent of the compensation he or she receives during the Offering Period; provided, however, that no Participant may purchase Shares pursuant to the Purchase Plan in excess of $20,000. The Plan Administrator may at any time in his or her sole discretion designate a maximum payroll deduction percentage of less than ten percent or a maximum payroll deduction amount of less than $20,000 for a given Offering Period. Subject to the payroll deduction percent and amount limitations, a Participant may increase or decrease the amount of the Participant's payroll deduction by completing and filing an amended payroll deduction authorization on a payroll deduction authorization form provided by the Plan Administrator. Any such amendments will become effective on the January 1st following receipt of the amendment by the Plan Administrator. Participants may not make separate cash payments into their payroll deduction accounts.

        As of each Commencement Date on which a Participant has an effective payroll deduction authorization, the Participant will be granted an option to purchase a maximum number of Shares equal to (A) divided by (B), where (A) is the LESSER of (1) ten percent multiplied by the Participant's compensation for the Offering Period, or (2) $20,000, and (B) is 85% of the fair market value of a Share on the Commencement Date. Unless a Participant provides written notice to the Plan Administrator, a Participant's option for the purchase of Shares will be exercised automatically for the Participant as of the Corresponding Exercise Date. Unexercised options will lapse on the Corresponding Exercise Date and all payroll deductions attributable to these options will be distributed to the Participant in cash, without interest and earnings, as soon as practicable after the Corresponding Exercise Date on which such options lapse.

        Even though an employee is eligible to participate under the Purchase Plan, an employee may not exercise options to purchase stock in the Company under the Purchase Plan if such employee owns Shares possessing five percent or more of the total combined voting power or value of all classes of Shares of the Company or a parent or a subsidiary of the Company. Furthermore, an otherwise eligible employee may not exercise options to purchase stock in the Company under the Purchase Plan if the exercise, when considered in conjunction with all other options granted under the Purchase Plan (or other stock-based compensation plans of the Company, or any parent or subsidiary of the Company), results in the employee accruing rights in a calendar year to acquire Shares having a value in excess of $25,000 measured at the date of grant.

        Participants will have no interest in Shares covered by an option until such option has been exercised. Following exercise and purchase of Shares on behalf of a Participant and before any sale or transfer of such Shares, the Participant will have the right to vote such Shares and any cash dividends paid on such Shares will be paid to the Participant or retained and reinvested in additional Shares in the sole discretion of the Plan Administrator. Any additional Shares accruing as a result of a stock split or a stock dividend that are attributable to Shares purchased on behalf of the Participant under the Purchase Plan will belong to the Participant, subject to a pro rata allocation by the Plan Administrator for Shares that accrue over the 250,000 Share limitation for the Purchase Plan. The Shares sold to Participants under the Purchase Plan may, at the election of the Company, be either treasury shares, shares originally issued for such purpose, shares purchased on the open market, or shares from a combination of such sources.

Transferability of Rights and Restrictions on Sales of Shares

        Rights to purchase Shares under the Purchase Plan are not transferable by a Participant, and no person other than a Participant will have the right to elect to exercise the Participant's option during his or her lifetime. Participants may not request that the Company distribute the Participant's stock certificates and may not sell, transfer, or otherwise dispose of any Shares before the end of the six-month period after the Corresponding Exercise Date on which such Shares were purchased. However, Participants, including terminated Participants, may request that the Company distribute to the Participant the stock certificates evidencing the ownership of all or part of the Shares previously purchased for the Participant, or may request that such Shares be sold and the proceeds paid to the Participant; provided that the Participant waits until the six-month period described above has lapsed.

Tax Treatment

        Contributions to the Purchase Plan will be included in the Participant's taxable income and will not be tax deductible. A Participant's purchase of Shares under the Purchase Plan will not result in the recognition of income for tax purposes, nor will it result in an income tax deduction for the Company. To obtain the benefits generally associated with the Purchase Plan under the Code, the Participant may not dispose of its Shares purchased thereunder earlier than (1) two years after the date of granting of the option thereunder, or (2) one year after the date the Shares are acquired. When a Participant sells Shares acquired under the Purchase Plan after the holding period described above, the Participant will recognize ordinary income equal to the lesser of (1) fifteen percent of the fair market value of the Shares on the first date of the respective Offering Period, or (2) the amount by which the fair market value of the Shares at the time of sale exceeded the price paid by the Participant. If the amount received upon such a disposition exceeds the fair market value of the Shares on the first date of the respective Offering Period, then the excess will be characterized as a long-term capital gain. If the Participant has incurred a loss in connection with such a disposition, then the Participant will realize no ordinary income, and the loss will be characterized as a long-term capital loss. If a Participant sells Shares before the expiration of the holding period described above, the Participant will recognize ordinary income equal to the difference between the fair market value of the Shares on the date such Shares were acquired and the price paid by the Participant. The Participant will have a capital gain or loss to the extent of the difference, if any, between the amount received upon sale and fair market value of the Shares on the date such Shares were acquired. Such capital gain or loss will be characterized as long-term or short-term depending on whether or not the Shares were held for more than one year from the applicable date such Shares were acquired. The Company is not entitled to a deduction for amounts taxed as ordinary income in cases where the Participant realizes ordinary income by reason of a sale of the Shares after the expiration of the holding period described above.

Adjustments

        If a change is made in the number and/or kind of shares or securities of the Company (through a reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, or similar transaction), the Plan Administrator will make appropriate and proportionate adjustments in the number and/or kinds of Shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to each outstanding option. Additionally, the number and/or kind of Shares that may be offered under the Purchase Plan will also be proportionately adjusted. Any such adjustments, however, must comply with the provisions of the Code. No adjustments will be made for stock dividends.

Retirement, Termination and Death

        During an Offering Period, a Participant may elect to terminate payroll deductions by giving written notice to the Plan Administrator. If a Participant makes such an election, then payroll deductions will terminate and the Participant's payroll deductions credited to the Participant's accounts to that date will be either: (1) retained in the account and automatically exercised on the Corresponding Exercise Date; or (2) if the Participant chooses, distributed in cash to the Participant without interest or earnings as soon as practicable following the Participant's election. If a Participant elects to terminate payroll deductions, such Participant may not later elect to resume payroll deductions with respect to the same Offering Period. However, as of any later Commencement Date, the same eligible employee may elect to resume payroll deductions with respect to a different Offering Period.

        Upon a Participant's termination of employment for any reason other than death of the Participant during an Offering Period, participation in the Purchase Plan and payroll deductions will automatically discontinue and the payroll deductions already credited to the Participant's account will be distributed in cash, without interest or earnings, to the Participant as soon as practicable after the Participant's termination. In the event of the death of a Participant during an Offering Period, a deceased Participant's beneficiary or beneficiaries may give notice to the Purchase Plan Administrator electing to have the accumulated payroll deductions distributed in cash without interest or earnings as soon as practicable after such notice.

Amendment of Purchase Plan

        The Board of Directors may at any time, by written resolution, amend or terminate the Purchase Plan or outstanding options granted under the Purchase Plan; provided, however, that no amendment (1) which would require the sale of Shares in excess of the number authorized under the Purchase Plan or (2) which would change the rules regarding eligibility for participation will be effective unless the Company obtains approval of its stockholders.

        The Company recommends voting "For" Proposal No. 4.

PROPOSALS, NOMINATIONS AND OTHER BUSINESS FOR NEXT ANNUAL MEETING

        The Board of Directors knows of no other matters than those described above which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

        Any proposals of holders of Common Stock of the Company intended to be presented at the annual meeting of stockholders of the Company to be held in 2005 must be received by the Company, addressed to the Secretary of the Company, 1700 West Loop South, Suite 1500, Houston, Texas 77027, no later than January 9, 2005, to be included in the proxy statement relating to that meeting.

        Any holder of Common Stock of the Company desiring to nominate a person for election to the Board of Directors of the Company, or desiring to bring business before the 2005 annual meeting of stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Company, addressed to the Secretary of the Company, 1700 West Loop South, Suite 1500, Houston, Texas 77027, within the periods set forth in the provisions of the Company's amended and restated bylaws summarized below. The written notice must comply with the provisions of the Company's amended and restated bylaws summarized below.

        The Company's amended and restated bylaws provide that, for any stockholder to nominate a person for election to the Board of Directors of the Company, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not less than ninety days prior to the first anniversary of the date of the previous year's Annual Meeting of stockholders; provided, however, that if no Annual Meeting of stockholders was held in the previous year or if the date of the Annual Meeting is advanced by more than thirty days prior to, or delayed by more than sixty days after, such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the close of business on the tenth (10th) day following the day on which the date of such meeting has been first publicly disclosed. Any stockholder's notice to the Secretary of the Company shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected); and (ii) as to the stockholder giving notice (A) the name and address, as they appear on the Company's books, of such stockholder and (B) the class and number of shares of the Company which are beneficially owned by such stockholder.

        The Company's amended and restated bylaws provide that, for business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 50 days prior to the meeting; provided, however, that in the event that less than fifty-five days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary of the Company shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

                      By Order of the Board of Directors

                      Vince Mouer, Secretary

April 29, 2004

        THE COMPANY WILL FURNISH WITHOUT CHARGE COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY AT THE COMPANY'S ADDRESS PREVIOUSLY SET FORTH.

Appendix A

CORNELL COMPANIES, INC.
CHARTER OF AUDIT COMMITTEE OF BOARD OF DIRECTORS
(AS AMENDED 2002)

1. ORGANIZATION AND PURPOSE

        There shall be a committee appointed by the Board of Directors of Cornell Companies, Inc. (the "Company"), to be known as the Audit Committee (the "Committee"), whose purpose is to assist the Board of Directors in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

  •
  Monitor the quality and integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

  •
  Monitor the independence and performance of the Company's independent accountants; however, such accountants will be ultimately accountable to the Board of Directors and the Committee, as representatives of the Company's shareholders.

  •
  Provide an avenue of communication among the independent accountants, management and the Board of Directors.

  •
  Monitor compliance with legal and regulatory requirements.

        The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent accountants as well as anyone in the organization. The Committee has the authority to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

2. COMMITTEE MEMBERSHIP AND MEETINGS

        The Directors appointed to the Committee shall be independent of the management of the Company and free from any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a member of such Committee and otherwise meet the requirements of the New York Stock Exchange. The Committee shall be composed of no less than three Directors. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements and at least one member shall have accounting or related financial management expertise.

        The Committee shall meet as frequently as circumstances dictate. The Chair of the Committee should prepare or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the Director of Internal Audit, the independent accountants, and as a committee, to discuss any matters that the Committee or each of the other groups believe should be discussed. Also, the Committee should meet quarterly with the independent accountants and management to review the Company's financial statements and significant findings based upon the accountant's limited review procedures.

3. RESPONSIBILITIES AND PROCESSES

        The Committee is responsible for ensuring that the independent accountant submits a formal written statement regarding relationships and services which may affect objectivity and independence, for discussing any relevant matters with such accountants, and for recommending that the full Board of Directors take appropriate action to ensure the independence of the accountants. In carrying out its responsibilities, the Committee's policies and procedures should remain flexible in order to best react to changing conditions to ensure to the Directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements.

        To that end, the Committee has the authority to and will:

  A.
  RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS:

  1.
  Recommend nomination of independent accountants of the Company for appointment by the Board of Directors;

  2.
  Review with the independent accountants the planned scope of their examination and consideration of the results thereof;

  3.
  Review and approve audit fees from independent accountants and material non-audit fees;

  4.
  Provide sufficient opportunity for the independent accountants to meet with the members of the Committee without management present to discuss the quality, not just acceptability, of the accounting principles as applied to the financial reporting, including the issues of clarity, degree of aggressiveness, and underlying estimates used by management, as well; and

  5.
  Review management's cooperation with the Company's independent accountants.

  B.
  RELATIONSHIP WITH DIRECTOR OF INTERNAL AUDIT:

  1.
  Monitor compliance with corporate ethical conduct policies with assistance from the Director of Internal Audit;

  2.
  Monitor the Company's internal policies and procedures with assistance from the Director of Internal Audit to ensure compliance with applicable United States and other laws and regulations;

  3.
  Review the adequacy of the Company's internal control structure and activities with assistance from the Director of Internal Audit;

  4.
  Review and reassess the adequacy of the Committee's Charter on an annual basis with assistance from the Director of Internal Audit. Obtain approval of the Charter and any subsequent changes from the Board of Directors; and

  5.
  Annually review with the Director of Internal Audit Company policies and procedures, as well as audit results associated with directors' and officers' expense accounts and perquisites and review a summary of director and officer related party transactions and potential conflicts of interest.

  C.
  FINANCIAL REPORTING PROCESS:

  1.
  Review with the Director of Internal Audit, the independent accountants and financial and accounting personnel of the Company, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable;

  2.
  Obtain management's response to any recommendations provided by the independent accountants;

  3.
  Request from management on a periodic basis a summary of changes in accounting principles and changes in financial reporting policies from prior years, the accounting treatment accorded significant transactions, and any significant variations between budgeted and actual numbers in a particular account;

    4.
    Obtain information from management regarding any "second" opinions sought by it from an outside auditor with respect to the accounting treatment of a particular event or transaction;

    5.
    Receive from management timely drafts of the quarterly and annual financial statements and related disclosure documents prior to filing with the Securities and Exchange Commission; and

    6.
    Discuss with the independent accountants and a representative of financial management the significant adjustments, management's judgments and accounting estimates, significant new accounting policies and disagreements, prior to the filing of the Form 10-Q and Form 10-K.

  C.
  OTHER COMMITTEE MATTERS:

  1.
  Adopt rules and make provisions as deemed appropriate for the conduct of meetings, for considering, acting upon, and recording matters within its authority and for making such reports to the Board of Directors as it may deem appropriate, giving due consideration to the Committee's need to treat certain matters confidentially, provided only that such rules and provisions do not conflict with regulations of the Company or the Charter of the Committee;

  2.
  Investigate any matter brought to the Committee's attention within the scope of its duties;

  3.
  Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors; and

  4.
  Annually prepare a report to shareholders as required by the Securities and Exchange Commission, which report should be included in the Company's annual proxy statement.

PROXY	CORNELL COMPANIES, INC.	PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder(s) of Cornell Companies, Inc. (the "Company") hereby appoints Harry J. Phillips, Jr. and John L. Hendrix, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote in respect of the undersigned's shares of the Company's Common Stock at the Annual Meeting of Stockholders of the Company to be held at the Houston Marriott West Loop, 1750 West Loop South, Houston, Texas 77027, at 10:00 a.m., Central time, on Thursday, June 3, 2004, and at any adjournment(s) thereof, the number of shares the undersigned would be entitled to vote if personally present.

        The Board of Directors recommends a vote "FOR" the nominees set forth below.

PROPOSAL 1:	ELECTION OF DIRECTORS	/ /	FOR the nominees listed below (except as marked to the contrary below)	/ /	WITHHOLD AUTHORITY to vote for the nominees listed below

(INSTRUCTION: To withhold authority to vote for any nominee, strike a line through the nominee's name in the list below.)

Anthony R. Chase	Tucker Taylor	Harry J. Phillips, Jr.
Robert F. Vagt	D. Stephen Slack	Marcus A. Watts

        The Board of Directors recommends a vote "FOR" the ratification set forth below.

PROPOSAL 2:	RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP	/ /	FOR	/ /	AGAINST
AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

        The Board of Directors recommends a vote "FOR" the ratification set forth below.

PROPOSAL 3:	APPROVE THE AMENDMENT TO THE 2000 DIRECTORS STOCK PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR	/ /	FOR	/ /	AGAINST
ISSUANCE.

        The Board of Directors recommends a vote "FOR" the ratification set forth below.

PROPOSAL 4:	APPROVE THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR SALE.	/ /	FOR	/ /	AGAINST

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES SET FORTH ON THE REVERSE SIDE, "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, "FOR" THE AMENDMENT TO THE 2000 DIRECTOR STOCK PLAN AND "FOR" THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN. All prior proxies are hereby revoked.

Signature(s)
Dated ___________________________________________________ , 2004
(Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. For joint accounts, each joint owner should sign.)

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD USING THE ENCLOSED ENVELOPE.

QuickLinks

SOLICITATION AND REVOCABILITY OF PROXIES
COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF
PROPOSAL NO. 1—ELECTION OF DIRECTORS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN 2003
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
PROPOSAL NO. 2—APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL NO. 3—AMENDMENT TO 2000 DIRECTORS STOCK PLAN
PROPOSAL NO. 4—AMENDMENT TO CORNELL EMPLOYEE STOCK PURCHASE PLAN
PROPOSALS, NOMINATIONS AND OTHER BUSINESS FOR NEXT ANNUAL MEETING
  Appendix A
CORNELL COMPANIES, INC. CHARTER OF AUDIT COMMITTEE OF BOARD OF DIRECTORS (AS AMENDED 2002)